Exhibit 10.5

                         FIRST AMENDMENT
                               TO
              CHANGE IN CONTROL SEVERANCE AGREEMENT

     THIS FIRST AMENDMENT TO CHANGE IN CONTROL SEVERANCE AGREEMENT (this "First Amendment"), dated May 5, 2003, is made and entered to by and between New England Business Service, Inc., a Delaware corporation with its principal offices at 500 Main Street, Groton, Massachusetts (the "Company"), and Robert J. Murray (the "Executive") residing in Cohasset, Massachusetts 02025.

     WHEREAS, the Company and the Executive are parties to a Change in Control Severance Agreement dated August 2, 2001 (the "Agreement"), pursuant to which the Executive is entitled to certain benefits in the event of a termination of the Executive's employment with the Company following a "Change in Control" (as defined in the Agreement"); and

     WHEREAS, the Board of Directors of the Company has determined that it is desirable to amend certain provisions of the Agreement in order to induce the Executive to remain in the employ of the Company; and

     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement;

     NOW, THEREFORE, in consideration of the foregoing and other respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:
     1.  Section 6 of the Agreement is hereby renamed "Severance
Payments and Benefits".

     2. Section 6.1(A) of the Agreement is hereby amended by inserting, before the period (".") at the end thereof, the following text:
  "(the "Bonus Amount")".

     3. Section 6.1(C) of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

            "(C) The Company shall pay the cost of providing the Executive with outplacement services up to a maximum of 20% of the sum of the Base Salary and the Bonus Amount, provided that such services are (i) utilized by the Executive within eighteen months following the Date of Termination and (ii) provided by an outplacement provider approved by the Company (which approval shall not be unreasonably withheld, delayed or conditioned). Such payment shall be made by the Company directly to the service provider promptly following the provision of such services and the presentation to the Company of documentation of the provision of such services.

            "(D) For purposes of calculating the Executive's benefits under the New England Business Service, Inc. Amended and Restated Supplemental Executive Retirement Plan (the "SERP"), the Executive shall be credited with an additional two and one-half (2-1/2) Years of Benefit Service (as such term is defined in the SERP) in addition to the number of Years of Service that the Executive would otherwise have been credited with as of the Date of Termination.
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            "(E) Payments made, or benefits provided, to the
  Executive pursuant to Section 6.1(A), 6.1(B) or 6.1(C) shall be offset (but not below zero) by any severance payments or severance-related benefits provided to the Executive pursuant to any other plan, agreement or arrangement with the Company or a subsidiary providing for severance payments."

     4. Except to the extent expressly amended hereby, the provisions of the Agreement shall remain in full force and effect.

     5. The validity, interpretation, construction and performance of this First Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

     6. This First Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
                    [Signature Page Follows]

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     IN WITNESS WHEREOF, the undersigned officer, on behalf of
New England Business Service, Inc., and the Executive have hereunto set their hands as an agreement under seal, all as of the date first above written.
                              NEW ENGLAND BUSINESS SERVICE, INC.


                              By:  /s/ Hedwig V. Whitney
                              Name:     Hedwig V. Whitney
                              Title:    Senior Vice President,
                              Human Resources

                              EXECUTIVE:


                                   /s/ Robert J. Murray
                              Name:     Robert J. Murray